SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED):  JULY 30, 2004

COMMISSION FILE NO.   000-49698

AERO MARINE ENGINE, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

NEVADA (State or Other Jurisdiction of Incorporation or Organization)	98-035307 (IRS Employer Identification No.)

ONE WORLD TRADE CENTER
121 S.W. SALMON STREET
SUITE 1100
PORTLAND, OREGON 97204
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(503) 471-1348
(ISSUER TELEPHONE NUMBER)

199 TRADE ZONE DRIVE, RONKONKOMA, NEW YORK 11779
(FORMER ADDRESS)

Item 5.            OTHER EVENTS.

By approval of the Board of Directors of Aero Marine Engine, Inc., the Board has authorized a reverse split of one hundred shares to one share of the issued and outstanding shares of the common stock of this corporation.  Prior to the reverse split there were approximately 54,134,923 shares issued and outstanding.   This action was approved on July 20, 2004 and to be effective by July 30, 2004.

Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                            AERO MARINE ENGINE, INC.

August 3, 2004                                     /s/ Benjamin Langford
                                                                 Benjamin Langford, President and Director